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                                 EXHIBIT 10.21
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                              EMPLOYMENT CONTRACT

     AGREEMENT dated and effective this 30th day of September by and between Kerry N. Lowery, a resident of Spring, Texas ("Employee"), and Integrated Orthopaedics, Inc. (the "Company").

                                   WITNESSETH

     For and in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

                                   ARTICLE I
                                     DUTIES

     1.1 DUTIES. During the term of this Agreement, the Company agrees to employ Employee as Senior Vice President of Development for the Company, and Employee agrees to serve the Company in such capacity or in such other capacities as the President of the Company may direct, all upon the terms and subject to the conditions set forth in this Agreement.

     1.2 TERM. The term of this Agreement shall commence on the date and year first written and shall continue for a period of one-year (the "Initial Term"); unless sooner terminated in accordance with the provisions of the Agreement hereinafter set forth. The Initial Term shall automatically be extended on each anniversary of this Agreement for an additional one-year term (each an "Extension Term") unless either party hereto notifies the other of intent to terminate this Agreement as hereinafter set forth.

     1.3  COMPENSATION AND BENEFITS.

     A. As compensation for services rendered hereunder, Employee is paid in the following manner: $150,000 for one year. If this agreement continues beyond the initial time frame, the raises will be determined by Company policy. In addition to such amount, the Company, may on, it's sole discretion, may award to Employee a bonus of up to 50% of the current year's salary. The bonus will be based on annual performance objectives as set by the Company.

     B. Employee shall be entitled to receive all of the employee benefits that may, from time to time, be provided by the Company to its employees. Employee shall also be entitled to receive liability insurance covering those acts, omissions, or other conditions specifically related to or resulting from the course and scope of Employee's duties as Senior Vice President of Development for the Company.

     1.4 LONG TERM INCENTIVE PLAN. If Employee is eligible, participation in the Long Term Incentive Plan will be offered in separate documents. Only Employees who are eligible will receive contracts.

     1.5 EXPENSES: The Company shall reimburse Employee for all expenses reasonably incurred by Employee on behalf of the Company in accordance with the prevailing practice and policy of the Company.
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     1.6 CONFIDENTIAL INFORMATION: Employee acknowledges that in and as a result of his employment hereunder, he will be making use of, acquiring, and/or adding to confidential information of a special and unique nature and value relating to such matters as the Company's trade secrets, systems, procedures, manuals, confidential reports, and lists of clients, ("Confidential Information"). As a material inducement to the Company to enter into this Agreement and to pay to Employee the compensation and benefits stated herein, Employee covenants and agrees that he shall not, at any time during or for one (1) year following the term of his employment, directly or indirectly, divulge or disclose for any purpose whatsoever any Confidential Information that has been obtained by, or disclosed to, him as a result of his employment by the Company. In the event of a breach or threatened breach by Employee of any of the provisions of this paragraph, the Company, in addition to and not in limitation of, any other rights, remedies, or damages available to the Company at law or in equity, shall be entitled to a permanent injunction in order to prevent or restrain any such breach by Employee or Employee's partners, agents, representatives, servants, employers, employees, and/or any and all persons directly or indirectly acting for or with him. This section shall not apply to the extent information divulged or accessed by Employee (i) is already known to him at the time of disclosure,
(ii) is generally available to the public or otherwise was part of public domain at the time of disclosure, (iii) became generally available to the public after disclosure through no act or omission of Employee, (iv) was disclosed to Employee by a third party who had no obligation to restrict disclosure, and (v) Employee can show that such information was independently developed by Employee without use of any Confidential Information.

     1.7 RESTRICTIVE COVENANT. Employee acknowledges that the services he is to render are of a special and unusual character with a unique value to the Company, the loss of which cannot adequately be compensated by damages in an action at law. In view of the unique value to the Company of the services of Employee for which the Company has contracted hereunder, because of the confidential information to be obtained by or disclosed to Employee, as hereinabove set forth, and as a material inducement to the Company to enter into this Agreement and to pay to Employee the compensation stated herein as well as any additional benefits stated in Section 1.3 of this Agreement, as well as any additional benefits stated herein.

     For the period commencing with the date of the Agreement and ending one (1) year following the termination of this Agreement (severance period), for whatever reason, the Employee agrees that he will not directly or indirectly, for his own account or for the account of others, whether as principal or agent or through the agency of any corporation, partnership, association or other business entity, engage in any business activity which shall be competitive to any business of the Company. For purposes hereof, a business will be deemed, until proven otherwise, to be competitive if it involves providing physician practice management or network development services, including consulting services related to physician practice management companies, related to orthopaedics or the treatment of musculoskeletal injuries or illnesses. Activities specifically excluded from the definition of competitive business, for purposes hereof, are (i) accepting employment to directly manage an independent individual physician practice not associated with a competitive physician practice management company and (ii) providing individual self-employed consulting services directly representing an individual physician practice, but not representing a company providing physician practice management or network development services to multiple physician practices. The Employee agrees further that, for a period commencing with the date of this Agreement and ending one (1) year following termination of this Agreement, for whatever reason, Employee shall not, directly or indirectly, make known to any person, firm or corporation, the names and addresses of any clients, customers, employees or any other information pertaining to them nor call on, solicit, take away, contract with, employ or hire or attempt to call on, solicit, take away, contract with,
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employ or hire any of the clients, customers, or employees, including, but not limited to, those upon whom the Employee called or with whom he became acquainted during the performance of the services pursuant to this Agreement, whether for personal purposes or for any other person, firm or corporation. Nothing contained in this Section 1.7 shall prohibit the Employee from purchasing and holding as an investment not more than 5% of any class of the issued and outstanding and publicly traded (on a recognized national or regional securities exchange or in the over-the-counter market) capital stock of any such corporation which conducts a business in competition with the business of the Company. Should the foregoing covenant not to compete be held invalid or unenforceable because of the scope of the actions restricted thereby, or the period of time within which such agreement is operative in the judgment of a court of competent jurisdiction, the parties agree that and hereby authorize such court to define the maximum actions subject to and restricted by this
Section 1.7 and the period of time during which such agreement is enforceable. The provisions of this Section 1.7 shall be applicable for the period indicated, regardless of the termination of this Agreement for any reason prior to the expiration of such period.

     1.8 PROPRIETARY PROPERTY ASSIGNMENT. Any files or lists, notes, reference materials, client lists, sketches, diagrams, manuals, reproductions, training or education material, memoranda, documentation, and records incorporating or reflecting any of the information or proprietary property, or developed as a result of Employee's services to the Company (hereinafter collectively referred to as "Proprietary Property"), shall belong exclusively to the Company and shall be delivered to the Company upon termination of this Agreement for whatever reason said termination occurs.

     1.9 SPECIFIC PERFORMANCE. Employee acknowledges that a remedy at law for any breach or attempted breach of Sections 1.6, 1.7 and 1.8 of this Agreement will be inadequate; (i) Employee agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach; and (ii) the remedy provided in this Section
1.9 is in addition to, and not in lieu of, any other rights and remedies available to the Company under law and in equity.

     1.10 CERTAIN ACTIVITIES. Unless otherwise agreed to in writing by the parties hereto, all income generated by Employee from his/her services and other activities for or on behalf of the Company, including, but not limited to, consulting activities, speaking engagements, publication of articles and research, shall be the property of the Company.

                                   ARTICLE II
                                  TERMINATION

     2.1 TERMINATION FOR CAUSE. Notwithstanding any other provision hereof, the Company may terminate Employee's employment under this Agreement at any time for cause. The termination shall be evidenced by written notice thereof to the Employee, which shall specify the cause for termination. For purposes hereof, the term "cause" shall include, without limitation, the inability of the Employee, through sickness or other incapacity, to perform his duties under this Agreement for a period in excess of 120 substantially consecutive days; dishonesty; theft; conviction of a crime; unethical business conduct; and a material breach of this Agreement. The term "cause" shall also include the failure of Employee for any reason, within 5 days after receipt by Employee of written notice thereof from the Company, to correct, cease, or otherwise alter any insubordination, failure to comply with instructions, or other action or omission to act that in the opinion of the Company does or may materially or adversely affect its business or operations. The Company's obligations hereunder shall terminate upon any
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termination for cause pursuant to this Section 2.1; provided, however, if such termination results from sickness or other incapacity of Employee, the Company may, in its sole discretion (without any obligation), extend to Employee certain benefits relating to such termination.

     2.2 TERMINATION WITHOUT CAUSE. Notwithstanding any other provision hereof, the Company or Employee may terminate this Agreement without cause upon 30 days prior written notice thereof given to the other party hereto. In the event the Company terminates this Agreement without cause pursuant to this paragraph, the Company shall pay Employee, 9 months of his annual base salary, through the regularly scheduled payroll cycle. In addition, the Company shall extend to the Employee health, dental, Long Term Disability & Life Insurance Benefits until end of severance period or upon employment with another employer, which ever comes first under Section 1.3 hereof. Payment by the Company in accordance with this paragraph shall constitute Employee's full severance pay and the Company shall have no further obligation to Employee arising out of or subsequent to such termination.

                                  ARTICLE III
                                  ARBITRATION

     Any controversy of any nature whatsoever, including but not limited to tort claims or contract disputes, between the parties to this Agreement or between the Employee, his heirs, executors, administrators, legal representatives, successors, and assigns and the Company and its affiliates, arising out of or related to the Employee's employment with the Company, any resignation from or termination of such employment and/or the terms and conditions of the Agreement, including the implementation. applicability and interpretation thereof, shall, upon the written request of one party served upon the other, be submitted to and settled by arbitration in accordance with the provisions of the Federal Arbitration Act, 9 U.S.C. ~(S) 1-15, as amended. Each of the parties to this Agreement shall appoint one person as an arbitrator to hear and determine such disputes, and if they should be unable to agree, then the two arbitrators shall choose a third arbitrator from a panel made up of experienced arbitrators selected pursuant to the procedures of the American Arbitration Association (the "AAA") and. once chosen, the third arbitrator's decision shall be final, binding and conclusive upon the parties to this Agreement. Each party shall be responsible for the fees and expenses of its arbitrator and the fees and expenses of the third arbitrator shall be shared equally by the parties. The terms of the commercial arbitration rules of AAA shall apply except to the extent they conflict with the provisions of this paragraph. It is further agreed that any of the parties hereto may petition the United States District Court for the District of Houston, Texas, for a judgment to be entered upon any award entered through such arbitration proceedings.

                                   ARTICLE IV
                                 MISCELLANEOUS

     4.1 NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date mailed, postage prepaid, by certified mail, return receipt requested, or telegraphed or telexed and confirmed if addressed to the respective parties as follows:

     If to the Employee:
                          Kerry N. Lowery
                          17206 Kettle Creek
                          Spring, Texas  77379
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     If to the Company:
                          Integrated Orthopaedics, Inc.
                          5858 Westheimer, Suite 500
                          Houston, TX  77057
                          Attn:  Human Resources

provided, however, that any party shall have the right to change such party's address for notice hereunder to any location by giving of notice to the other party in the manner set forth hereinabove.

     4.2 GOVERNING LAW: This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas and venue for any dispute arising hereunder shall be deemed proper in Harris County, Texas.

     4.3 WAIVER. The waiver of any provision hereof shall not be deemed to constitute the waiver of such provision or any other provisions hereof

     4.4 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     4.5 BINDING EFFECT. Subject to the provisions of Section 2.2 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and Employee.

     4.6 CAPTIONS AND HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and in no way define, limit or describe the scope or content of this Agreement or any paragraph hereof.

     4.7 ENTIRE AGREEMENT: AMENDMENT. This Agreement represents the entire agreement by and between the parties hereto relating to the subject matter hereof this Agreement may not be changed except by written agreement duly executed by the parties hereto.

     4.8  SUCCESSORS AND ASSIGNS

     A. Except as otherwise expressly provided herein, Employee agrees on behalf of his executors and administrators, heirs, legatees, distributees and any other person or persons claiming any benefits under his by virtue of this Agreement, that this Agreement and the rights, interests and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by Employee or any executor, administrator, heir, legatee, distributee or person claiming under Employee by virtue of this Agreement and shall not be subject to execution, attachment or similar process. An attempt at assignment, transfer, pledge or hypothecation or other disposition of this Agreement or of such rights, interest and benefits contrary to the foregoing provision, or the levy of any attachment or similar process thereupon, shall be null and void and without effect except as provided in Section 4.2.
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     B. The Company shall be permitted to assign this Agreement to its successors and assigns and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against such successors or assigns. The terms "successors" and "assigns" shall include any person that buys all or substantially all of the Company's assets, or at least thirty-five percent (35%) of its voting equity, or with which the Company merges or consolidates.

     4.9 THIRD PARTY BENEFICIARIES. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party to this Agreement (except as provided in Section 4.9).

     4.10 OBLIGATIONS OF THE COMPANY. Subject to Section 4.9, Employee agrees to look solely to the Company for the performance of all of the Company's obligations under this Agreement, and no other person or entity, including without limitation any shareholder or creditor of the Company, shall have any liability for the performance of any of the obligations of the Company under this Agreement.

     4.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts; each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                  EMPLOYEE


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                                  Kerry N. Lowery


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                                  Date


                                  COMPANY:

                                  Integrated Orthopaedics, Inc.



                                  By:
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                                  Name:
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                                  Title:
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                                  Date